UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2016

  ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

33400
001-33400 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-467-5236

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2016, ARC Group Worldwide, Inc.  (the “Company”) executed and closed the sale of its non-core subsidiary, Tekna Seal LLC (“Tekna Seal”) to Winchester Electronics Corporation (“Winchester”) pursuant to the terms and conditions of a Membership Interests Purchase Agreement (the “MIPA”).  The sale to Winchester covered all of the membership interests of Tekna Seal, including 95.7% owned by the Company and 4.3% held by the Tekna Seal minority stakeholders.  The total sale price delivered by Winchester to the Company at closing was $10.5 million in cash.  The proceeds of the sale, after giving effect to any working capital adjustments, will be allocated among the Company and the minority sellers proportionate to their respective ownership of pre-closing membership interests.  The MIPA contains representations, warranties, covenants and indemnification provisions that are customary for transactions of this type.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 are incorporated herein by reference thereto.

Item 7.01 Regulation FD Disclosure.

October 3, 2016, the Company issued a press release announcing the sale of Tekna Seal pursuant to the MIPA. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.  The information contained in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release issued by the Company on October 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9
ARC Group Worldwide, Inc.

Date: October 5, 2016	By:	/s/ Drew M. Kelley
Name: Drew M. Kelley
Title: Chief Financial Officer